Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS SECOND QUARTER 2017 RESULTS
Company reports revenues of $183 million, net income of $0.02 per share
THE WOODLANDS, TX – JULY 27, 2017 – Newpark Resources, Inc. (NYSE: NR) today announced results for its second quarter ended June 30, 2017. Total revenues for the second quarter of 2017 were $183.0 million compared to $158.7 million in the first quarter of 2017 and $115.3 million in the second quarter of 2016. Net income for the second quarter of 2017 was $1.6 million, or $0.02 per diluted share, compared to a net loss of $1.0 million, or $0.01 per share, in the first quarter of 2017, and a net loss of $13.9 million, or $0.17 per share, in the second quarter of 2016. Second quarter 2016 results included net charges of $0.11 per share associated with asset impairments, the termination of our previous revolving credit facility and charges associated with workforce reductions.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “Building upon the positive momentum from the first quarter, I’m pleased to report another period of strong sequential gains in both segments. The Mats segment had an exceptionally strong second quarter, posting the highest revenue and operating income level in two years, benefiting from our diversification strategy. The sequential revenue gains were driven by broad-based improvements across targeted market sectors, including the impact of a few large utilities transmission and distribution projects in the Gulf Coast region. The quarter further benefited from weather events, where our scale and rapid service response uniquely positioned us to support our customers following a string of storms that impacted areas within Texas and Louisiana. With the meaningful lift in demand, rental and service revenues increased to $25 million in the quarter. The surge in rental demand also provided a meaningful lift in segment operating margin, which came in at 35% for the second quarter.
“In Fluids, revenue gains were once again led by our U.S. operations, where revenues improved sequentially by 34% and outperformed the market rig count gains for the third consecutive quarter. The strong U.S. performance more than offset the anticipated seasonal impact of Spring break-up in Canada, resulting in a 12% increase in total North America fluids revenues. Internationally, fluids revenues also increased by 8%, benefiting from a rebound in activity in North Africa and Eastern Europe,” added Howes. “With the stronger revenue contribution from the U.S. and EMEA regions, the Fluids segment profitability remained relatively stable despite the sharp seasonal decline in Canada, posting a 4% operating margin.”
2017 Convertible Notes Update
In preparation for the October 2017 maturity of convertible notes, the restricted cash balance (reported within prepaid expenses and other current assets) increased by $30 million during the second quarter of 2017, reflecting funds that have been placed in an escrow account in advance of the scheduled maturity.  As a result of this as well as meeting other administrative requirements, the Company has satisfied the conditions to avoid the accelerated maturity date of its Asset-Based Loan (“ABL”) Facility.  Accordingly, the maturity date of the ABL Facility remains March 6, 2020.

Segment Results
The Fluids Systems segment generated revenues of $150.6 million in the second quarter of 2017 compared to $136.1 million in the first quarter of 2017 and $96.2 million in the second quarter of 2016. Segment operating income was $5.9 million in the second quarter of 2017, compared to $6.4 million of income in the first quarter of 2017 and an $11.9 million loss in the second quarter of 2016. Segment results for the second quarter of 2016 included a total of $8.3 million of charges, including impairments of intangible and other long-lived assets in the Asia Pacific region, as well as costs associated with workforce reductions and the impairment of inventory in North America.
The Mats and Integrated Services segment generated revenues of $32.4 million in the second quarter of 2017 compared to $22.6 million in the first quarter of 2017 and $19.2 million in the second quarter of 2016. Segment operating income was $11.4 million in the second quarter of 2017, compared to $6.4 million in the first quarter of 2017, and $4.0 million in the second quarter of 2016.
CONFERENCE CALL
Newpark has scheduled a conference call to discuss second quarter 2017 results, which will be broadcast live over the Internet, on Friday, July 28, 2017 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial (412) 902-0030 and ask for the Newpark conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through August 11, 2017 and may be accessed by dialing (201) 612-7415 and using pass code 13663806#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2016, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues	$183,020	$158,691	$115,315	$341,711	$229,859
Cost of revenues	148,431	129,590	102,803	278,021	214,376
Selling, general and administrative expenses	26,630	25,397	21,435	52,027	44,927
Other operating income, net	(9)	(42)	(713)	(51)	(2,409)
Impairments and other charges	—	—	6,925	—	6,925
Operating income (loss)	7,968	3,746	(15,135)	11,714	(33,960)

Foreign currency exchange (gain) loss	534	392	(746)	926	(1,201)
Interest expense, net	3,441	3,218	3,022	6,659	5,103
Gain on extinguishment of debt	—	—	—	—	(1,894)
Income (loss) from operations before income taxes	3,993	136	(17,411)	4,129	(35,968)

Provision (benefit) for income taxes	2,361	1,119	(3,507)	3,480	(8,764)
Net income (loss)	$1,632	$(983)	$(13,904)	$649	$(27,204)

Calculation of EPS:
Basic - net income (loss)	$1,632	$(983)	$(13,904)	$649	$(27,204)
Assumed conversions of Convertible Notes due 2017	—	—	—	—	—
Diluted - adjusted net income (loss)	$1,632	$(983)	$(13,904)	$649	$(27,204)

Basic - weighted average common shares outstanding	84,653	84,153	83,457	84,404	83,358
Dilutive effect of stock options and restricted stock awards	2,662	—	—	2,695	—
Dilutive effect of Convertible Notes due 2017	—	—	—	—	—
Dilutive effect of Convertible Notes due 2021	—	—	—	—	—
Diluted - weighted average common shares outstanding	87,315	84,153	83,457	87,099	83,358

Income (loss) per common share - basic:	$0.02	$(0.01)	$(0.17)	$0.01	$(0.33)
Income (loss) per common share - diluted:	$0.02	$(0.01)	$(0.17)	$0.01	$(0.33)

Note: For all periods presented, we excluded the assumed conversion of the Convertible Notes in calculating diluted earnings per share as the effect was anti-dilutive.

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Fluids systems	$150,623	$136,050	$96,153	$286,673	$194,804
Mats and integrated services	32,397	22,641	19,162	55,038	35,055
Total revenues	$183,020	$158,691	$115,315	$341,711	$229,859

Operating income (loss)
Fluids systems (1)	$5,863	$6,352	$(11,924)	$12,215	$(27,131)
Mats and integrated services	11,419	6,402	3,989	17,821	7,725
Corporate office	(9,314)	(9,008)	(7,200)	(18,322)	(14,554)
Operating income (loss)	$7,968	$3,746	$(15,135)	$11,714	$(33,960)

Segment operating margin
Fluids systems	3.9%	4.7%	(12.4)%	4.3%	(13.9)%
Mats and integrated services	35.2%	28.3%	20.8%	32.4%	22.0%

(1) Second quarter 2016 and first half 2016 operating results included $7.6 million of charges associated with asset impairments primarily in the Asia pacific region. In addition, second quarter and first half 2016 operating results included $0.7 million and $3.9 million of charges associated with workforce reductions, respectively.

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$68,237	$87,878
Receivables, net	230,193	214,307
Inventories	156,947	143,612
Prepaid expenses and other current assets	50,010	17,143
Total current assets	505,387	462,940

Property, plant and equipment, net	304,129	303,654
Goodwill	20,238	19,995
Other intangible assets, net	4,892	6,067
Deferred tax assets	2,388	1,747
Other assets	3,434	3,780
Total assets	$840,468	$798,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$85,879	$83,368
Accounts payable	82,302	65,281
Accrued liabilities	39,863	31,152
Total current liabilities	208,044	179,801

Long-term debt, less current portion	75,107	72,900
Deferred tax liabilities	36,070	38,743
Other noncurrent liabilities	6,943	6,196
Total liabilities	326,164	297,640

Common stock, $0.01 par value, 200,000,000 shares authorized and 100,881,208 and 99,843,094 shares issued, respectively	1,009	998
Paid-in capital	565,568	558,966
Accumulated other comprehensive loss	(55,384)	(63,208)
Retained earnings	130,285	129,873
Treasury stock, at cost; 15,321,316 and 15,162,050 shares, respectively	(127,174)	(126,086)
Total stockholders’ equity	514,304	500,543
Total liabilities and stockholders' equity	$840,468	$798,183

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2017	2016
Cash flows from operating activities:
Net income (loss)	$649	$(27,204)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Impairments and other non-cash charges	—	8,617
Depreciation and amortization	19,244	19,201
Stock-based compensation expense	5,874	5,613
Provision for deferred income taxes	(3,672)	546
Net provision for doubtful accounts	1,412	1,582
Gain on sale of assets	(1,266)	(1,841)
Gain on extinguishment of debt	—	(1,894)
Amortization of original issue discount and debt issuance costs	2,679	796
Change in assets and liabilities:
(Increase) decrease in receivables	(48,612)	18,006
(Increase) decrease in inventories	(10,500)	18,981
Increase in other assets	(2,773)	(3,000)
Increase (decrease) in accounts payable	15,590	(20,720)
Increase in accrued liabilities and other	43,685	1,143
Net cash provided by operating activities	22,310	19,826

Cash flows from investing activities:
Capital expenditures	(16,644)	(26,652)
Increase in restricted cash	(29,765)	(22)
Proceeds from sale of property, plant and equipment	1,222	2,553
Net cash used in investing activities	(45,187)	(24,121)

Cash flows from financing activities:
Borrowings on lines of credit	—	4,268
Payments on lines of credit	—	(5,034)
Purchase of Convertible Notes due 2017	—	(9,206)
Debt issuance costs	(335)	(1,707)
Other financing activities	2,333	2,170
Proceeds from employee stock plans	1,517	4
Purchases of treasury stock	(2,382)	(1,093)
Net cash provided by (used in) financing activities	1,133	(10,598)

Effect of exchange rate changes on cash	2,103	903

Net decrease in cash and cash equivalents	(19,641)	(13,990)
Cash and cash equivalents at beginning of year	87,878	107,138
Cash and cash equivalents at end of period	$68,237	$93,148

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Net Debt and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and/or that of other companies in our industry. In addition, management uses these measures to evaluate operating performance, and our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income (loss) (GAAP) (1)	$1,632	$(983)	$(13,904)	$649	$(27,204)
Interest expense, net	3,441	3,218	3,022	6,659	5,103
Provision (benefit) for income taxes	2,361	1,119	(3,507)	3,480	(8,764)
Depreciation and amortization	9,857	9,387	9,628	19,244	19,201
EBITDA (non-GAAP) (1)	17,291	12,741	(4,761)	30,032	(11,664)
(1) Second quarter 2016 and first half 2016 net loss and EBITDA included $7.6 million of charges associated with asset impairments primarily in the Asia pacific region. In addition, second quarter and first half 2016 net loss and EBITDA included $0.9 million and $4.3 million of charges associated with workforce reductions, respectively.

Fluids Systems	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating income (loss) (GAAP) (2)	$5,863	$6,352	$(11,924)	$12,215	$(27,131)
Depreciation and amortization	5,513	5,168	5,293	10,681	10,583
EBITDA (non-GAAP) (2)	11,376	11,520	(6,631)	22,896	(16,548)
Revenues	150,623	136,050	96,153	286,673	194,804
Operating Margin (GAAP)	3.9%	4.7%	(12.4)%	4.3%	(13.9)%
EBITDA Margin (non-GAAP)	7.6%	8.5%	(6.9)%	8.0%	(8.5)%
(2) Second quarter 2016 and first half 2016 operating loss and EBITDA included $7.6 million of charges associated with asset impairments primarily in the Asia pacific region. In addition, second quarter and first half 2016 operating loss and EBITDA included $0.7 million and $3.9 million of charges associated with workforce reductions, respectively.

Mats and integrated services	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating income (loss) (GAAP)	$11,419	$6,402	$3,989	$17,821	$7,725
Depreciation and amortization	3,534	3,480	3,585	7,013	7,136
EBITDA (non-GAAP)	14,953	9,882	7,574	24,834	14,861
Revenues	32,397	22,641	19,162	55,038	35,055
Operating Margin (GAAP)	35.2%	28.3%	20.8%	32.4%	22.0%
EBITDA Margin (non-GAAP)	46.2%	43.6%	39.5%	45.1%	42.4%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	June 30, 2017	December 31, 2016
Current debt	$85,879	$83,368
Long-term debt, less current portion	75,107	72,900
Total Debt	160,986	156,268
Total stockholders' equity	514,304	500,543
Total Capital	$675,290	$656,811

Ratio of Total Debt to Capital	23.8%	23.8%

Total Debt	$160,986	$156,268
Less: cash and cash equivalents	(68,237)	(87,878)
Less: specific restricted cash (1)	(30,100)	—
Net Debt	62,649	68,390
Total stockholders' equity	514,304	500,543
Total Capital, Net of Cash	$576,953	$568,933

Ratio of Net Debt to Capital	10.9%	12.0%

(1) Restricted cash included in prepaid expenses and other current assets related to settlement of Convertible Notes due 2017

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